QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 31, 2003
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	0-26456 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
 (441) 278-9250

N/A
(Former name or former address, if changed since last report)

ITEM 7.    Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Certifications of Chief Executive Officer
99.2	Certifications of Chief Financial Officer

ITEM 9.    Regulation FD Disclosure.

        On March 31, 2003, Arch Capital Group Ltd. (the "Company") filed its Annual Report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K") with the Securities and Exchange Commission (the "Commission"). In connection with the filing of the Form 10-K, the Company submitted to the Commission the certifications of its Chief Executive Officer and its Chief Financial Officer for the sole purpose of complying with Chapter 63, 18 U.S.C. §1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. The full text of these certifications are included as exhibits 99.1 and 99.2 hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.
Date: March 31, 2003	By:	/s/ JOHN D. VOLLARO Name: John D. Vollaro Title: ExecutiveVice President and Chief Financial Officer

QuickLinks

  ITEM 7. Exhibits.
  ITEM 9. Regulation FD Disclosure.
SIGNATURES